UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2009

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street Suite 4800 San Francisco, California (Address of principal executive offices)	94107 (Zip Code)

Registrant’s telephone number, including area code:  (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, FiberTower Corporation (the “Company”) entered into a Waiver of Acceleration of Benefits Upon a Change of Control (the “Waivers”) with each of Kurt J. Van Wagenen, Thomas A. Scott and Ravi Potharlanka, the Company’s President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, respectively, pursuant to which Messrs. Van Wagenen, Scott and Potharlanka waived the acceleration of vesting of certain restricted stock and stock options. Pursuant to the terms of the agreements between the Company and its executive officers, all unvested stock options and restricted stock would automatically vest in full upon the completion of the mandatory redemption ( the “Mandatory Redemption”) of the Company’s 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012. The only exception to this immediate acceleration relates to Mr. Van Wagenen, whose unvested stock options and restricted stock would vest in full six months after the completion of the Mandatory Redemption if he remained employed by the Company at that time. However, pursuant to the Waivers, Messrs. Van Wagenen, Scott and Potharlanka have agreed to waive the acceleration of vesting that would have occurred as a result of the Mandatory Redemption with respect to (i) all of their restricted stock that is otherwise scheduled to vest on or after January 1, 2011 and (ii) all of their stock options (provided, however, that the Waivers will not apply to stock options that had an exercise price less than the fair market value of the Company’s common stock on the date of the Waiver if the Mandatory Redemption occurs on or before December 31, 2009). The table below shows the number of shares of restricted stock and options that will vest on an accelerated basis after giving effect to the Waivers described above, assuming that the Mandatory Redemption occurs on or before December 31, 2009, and the exercise price of such options.

Name	Shares of Restricted Stock Subject to Accelerated Vesting		Shares Issuable Under Options Subject to Accelerated Vesting		Exercise Price
Kurt J. Van Wagenen	218,750	(1)
			500,000	(2)	$0.14
Thomas A. Scott	279,167	(3)
			250,000	(4)	$0.14
Ravi Potharlanka	279,167	(3)
			250,000	(5)	$0.14

(1)          Absent the Waivers described above, pursuant to the terms of Mr. Van Wagenen’s agreements with the Company, a total of 656,250 shares of restricted stock would have vested on an accelerated basis as a result of the Mandatory Redemption. In connection with Mr. Van Wagenen’s Waiver, the Company and Mr. Van Wagenen agreed that the shares of restricted stock reflected in the table above would vest on the originally scheduled vesting date of April 9, 2010, subject to his continued employment through that date.

(2)          Absent the Waivers described above, pursuant to the terms of Mr. Van Wagenen’s agreements with the Company, a total of 500,000 options with an exercise price of $0.14 and 656,253 options with an exercise price of $1.43 would have vested on an accelerated basis as a result of the Mandatory Redemption. If the Mandatory Redemption occurs on or after January 1, 2010, no stock options will vest on an accelerated basis.

(3)          Absent the Waivers described above, pursuant to the terms of their agreements with the Company, a total of 425,000 shares of restricted stock would have vested on an accelerated basis for each of Mr. Scott and Mr. Potharlanka as a result of the Mandatory Redemption.

(4)          Absent the Waivers described above, pursuant to the terms of Mr. Scott’s agreements with the Company, a total of 250,000 options with an exercise price of $0.14 and 50,003 options with an exercise price of $7.74 would have vested on an accelerated basis as a result of the Mandatory Redemption. If the Mandatory Redemption occurs on or after January 1, 2010, no stock options will vest on an accelerated basis.

(5)          Absent the Waivers described above, pursuant to the terms of Mr. Potharlanka’s agreements with the Company, a total of 250,000 options with an exercise price of $0.14 and 65,009 options with an exercise price of $7.74 would have vested on an accelerated basis as a result of the Mandatory Redemption. If the Mandatory Redemption occurs on or after January 1, 2010, no stock options will vest on an accelerated basis.

In February 2008, Messrs. Scott and Potharlanka signed retention agreements with the Company. These agreements provide for vesting of shares of restricted stock on January 1, 2010 and January 2, 2011 if Messrs. Scott and Potharlanka remain employed by the Company on those dates, and pursuant to the terms of those agreements, that vesting would have been accelerated absent the Waivers described above. In addition, these agreements provide that Messrs. Scott and Potharlanka will be paid $666,667 and $333,333 if they remain employed by the Company on January 1, 2010 and January 1, 2011, respectively. In April 2008, Mr. Van Wagenen joined the Company and signed a similar retention agreement pursuant to which he will be paid $666,667 on April 9, 2010 and $333,333 on April 9, 2011 if he remains employed by the Company on those dates. These retention agreements have change of control provisions that would cause these cash payments to be accelerated if the Mandatory Redemption is completed. However, pursuant to the Waivers, Messrs. Van Wagenen, Scott and Potharlanka have agreed to waive the acceleration of vesting that would have occurred as a result of the Mandatory Redemption with respect to the cash payments that are otherwise scheduled to occur on or after January 1, 2011. As a result, each of Messrs. Van Wagenen, Scott and Potharlanka will become entitled to a cash payment of $666,667 upon completion of the Mandatory Redemption.

Copies of the Waivers described above are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 7.01                     Regulation FD Disclosure

On December 15, 2009, the Company announced that its stockholders had approved the issuance of the shares of common stock to be issued upon the mandatory redemption of the Company’s 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012 and that the Company expects to redeem the notes on December 22, 2009.  Each $1,000.00 in principal amount of the notes will be redeemed for $46.65 in cash, 114.616 shares of the Company’s common stock and $425.46 in principal amount of the Company’s 9.00% Senior Secured Notes due 2016.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01                     Other Events

On December 18, 2009, effective as of 5:00 p.m. Eastern time, the Company effected a 1-for-10 reverse stock split (the “Reverse Split”) of its common stock.  As a result of the Reverse Split, every 10 shares of the Company’s common stock owned by a stockholder was automatically converted into one share, thus reducing the number outstanding shares of common stock from approximately 151.3 million to approximately 15.1 million.  The Company continues to have 400 million authorized shares of common stock.  Notwithstanding the Reverse Split, each stockholder continues to hold the same percentage of the Company’s outstanding common stock as he or she held immediately prior to the Reverse Split, except for adjustments for fractional shares resulting from the Reverse Split.  The Company’s common stock is now trading on a split-adjusted basis under the new CUSIP 31567R 209

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Waiver of Acceleration of Benefits Upon Change of Control, dated December 16, 2009, by and between the Company and Kurt J. Van Wagenen.

10.2	Waiver of Acceleration of Benefits Upon Change of Control, dated December 16, 2009, by and between the Company and Thomas A. Scott.

10.3	Waiver of Acceleration of Benefits Upon Change of Control, dated December 16, 2009, by and between the Company and Ravi Potharlanka.

99.1	Press release, dated December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: December 21, 2009	By:	/s/ Thomas A. Scott
Name: Thomas A. Scott
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Waiver of Acceleration of Benefits Upon Change of Control, dated December 16, 2009, by and between the Company and Kurt J. Van Wagenen.

10.2	Waiver of Acceleration of Benefits Upon Change of Control, dated December 16, 2009, by and between the Company and Thomas A. Scott.

10.3	Waiver of Acceleration of Benefits Upon Change of Control, dated December 16, 2009, by and between the Company and Ravi Potharlanka.

99.1	Press release, dated December 15, 2009.